Exhibit 21

APTARGROUP, INC.

LIST OF SUBSIDIARIES

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

AptarGroup International L.L.C.	Delaware	100%
AptarGroup International Holding B.V.	Netherlands	100%
AptarGroup Holding S.A.S.	France	100%
Aptar GmbH	Germany	100%
Desotec Besitz und Verwaltung GmbH	Germany	23.5%
Desotec GmbH	Germany	100%
Ing. Erich Pfeiffer GmbH	Germany	100%
Pfeiffer Vaporisateurs France SARL	France	100%
Aptar Pharma Japan Ltd.	Japan	100%
P&P Promotion of German Manufacturing Technologies GmbH	Germany	100%
Vallis Leasobjekt GmbH	Germany	100%
Seaquist Closures Spain, S.A.	Spain	100%
Seaquist Closures Löffler GmbH	Germany	100%
Seaquist Closures Löffler s.r.o.	Czech Republic	100%
SeaquistPerfect Dispensing GmbH	Germany	100%
Valois Deutschland GmbH	Germany	100%
SeaquistPerfect Plastic GmbH	Germany	100%
AptarGroup S.A.S.	France	100%
Aptar TerraNova SAS	France	100%
SeaquistPerfect Dispensing S.A.S.	France	100%
Aptar South Europe SARL	France	100%
Novares S.p.A.	Italy	100%
EMSAR S.p.A.	Italy	100%
EMSAR France S.A.S.	France	100%
Somova S.r.l.	Italy	100%
Seaquist Closures France S.A.S.	France	100%
Graphocolor S.A.S.	France	100%
Aptar U.K. Ltd.	United Kingdom	100%
Valois U.K. Limited	United Kingdom	100%
SeaquistPerfect Dispensing Limited	United Kingdom	100%
Seaquist Closures, Ltd.	United Kingdom	100%
GIE Aptar Louveciennes	France	100%
Valois S.A.S.	France	100%
Airlessystems S.A.S.	France	100%
Valois Dispray S.A.	Switzerland	100%
Valois España S.A.	Spain	100%
Valois Italiana S.r.l.	Italy	100%
Valois (Ireland) Limited	Ireland	100%
OOO Seaquist Closures	Russia	100%
Aptar Suzhou Dispensing Systems Co., Ltd.	P.R. China	100%
MBF Developpement S.A.S.	France	100%
MBF Plastiques S.A.S.	France	100%
MBF Injection Soufflage S.A.S.	France	100%
Metal UV S.A.S.	France	100%

1 /ATR
2009 Form 10-K

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

EP Systems S.A.	Switzerland	100%
Aptar Beauty & Home India Private Ltd.	India	100%
Asia Pacific Inspection Center (Suzhou) Co., Ltd.	China	55%
Aptar B&H Embalagens Ltda.	Brazil	100%
MBF Embalagens Ltda.	Brazil	100%
Covit do Brasil	Brazil	100%
Aptar B&H S.A.	Argentina	100%
H. Engelmann S.A.I.C.F. el	Argentina	100%
Seaquist Canada Ltd.	Canada	100%
Seaquist Closures Embalagens Ltda.	Brazil	100%
Aptar B&H S.A. de C.V.	Mexico	100%
Aptar (Thailand) Ltd.	Thailand	100%
Aptar Pharma India Private Limited	India	100%
Emson Research, Inc.	Connecticut	100%
EMSAR UK Ltd.	United Kingdom	100%
EMSAR, Inc.	Connecticut	100%
P.T. Aptar B&H	Indonesia	100%
Liquid Molding Systems, Inc.	Delaware	100%
Next Breath L.L.C.	Maryland	70%
Philson, Inc.	Connecticut	100%
Pfeiffer of America, Inc.	Delaware	100%
Seaquist Closures L.L.C.	Delaware	100%
Seaquist Closures Foreign, Inc.	Delaware	100%
Seaquist de Mexico S.A. de C.V.	Mexico	100%
Seaquist Closures de Mexico S.A. de C.V.	Mexico	100%
SeaquistPerfect Dispensing L.L.C.	Delaware	100%
SeaquistPerfect Dispensing Foreign, Inc.	Delaware	100%
Valois of America, Inc.	Connecticut	100%

2 /ATR
2009 Form 10-K